UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2016

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 5, 2016, River Valley Bancorp (the “Company”) issued a press release reporting its results of operations and financial condition for the fourth quarter and the fiscal year ended December 31, 2015.
A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

As previously announced, on January 26, 2016, the Company’s shareholders approved the Agreement and Plan of Reorganization among the Company, River Valley Financial Bank (the “Bank”), German American Bancorp, Inc. (“GAB”) and German American Bancorp, dated October 26, 2015, pursuant to which the Company will be merged with and into GAB (the “Holding Company Merger”) and the Bank will be merged with and into German American Bancorp (the “Bank Merger”). On February 1, 2016, the Board of Governors of the Federal Reserve System (“FRB”) notified GAB that no application with respect to the Holding Company Merger is required with the FRB. Prior to that date, GAB had received regulatory approval of the Bank Merger from both the Federal Deposit Insurance Corporation and the Indiana Department of Financial Institutions. Accordingly, all required regulatory approvals and waivers with respect to the Holding Company Merger and the Bank Merger have now been received, and the Company anticipates closing the transactions on March 1, 2016, subject to customary closing conditions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release, dated February 5, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2016	RIVER VALLEY BANCORP

	By:	/s/ Vickie L. Grimes
Vickie L. Grimes Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

99.1	Press Release, dated February 5, 2016	Attached